                             SIXTEENTH AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT


     THIS SIXTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Sixteenth Amendment") is made as of the 19th day of July, 1996, by and between BANK ONE, MILWAUKEE, NA, as Bank and agent for the Banks, FIRSTAR BANK MILWAUKEE, N.A., LASALLE NATIONAL BANK, NBD BANK, formerly known as NBD BANK, N.A. and HARRIS TRUST AND SAVINGS BANK, as Banks, and GANDER MOUNTAIN, INC., a Wisconsin corporation, as Borrower.

                                R E C I T A L S

     WHEREAS, pursuant to a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1994 and amended by First Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated August 18, 1995, Eleventh Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated May 17, 1996, Twelfth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated June 14, 1996, Letter Agreement dated June 21, 1996, Letter Agreement dated June 25, 1996 and Fifteenth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated June 28, 1996 (collectively, the "Loan Agreement"), the Banks and Borrower are parties to existing credit facilities; and

     WHEREAS, Borrower and GRS are preparing to sell five of their stores to Holiday Stationstores, Inc. ("Holiday") for consideration including a purchase price of approximately $16,500,000 and a loan in the amount of $500,000 (the "Holiday Sale"), and Borrower anticipates that they will close on such sale (the "Holiday Closing") on or before August 2, 1996; and

     WHEREAS, Borrower is preparing to sell its Wilmot real estate to The Pleasant Company for a purchase price of approximately $7,000,000 on terms that include Borrower retaining the right to occupy the property for one year free of rent and other expenses (the "Pleasant Company Sale"), and Borrower anticipates that it will close on such sale (the "Pleasant Company Closing") on or before August 2, 1996; and

     WHEREAS, Borrower is preparing to close on a loan transaction (the "Refinancing"), the proceeds of which will be used to pay the amounts owing to the Banks in full, resulting in the termination of all obligations of the Banks to extend further credit to the Borrower, and Borrower anticipates that it will close on the Refinancing (the "Replacement Loan Closing") on or

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before August 16, 1996; and
     WHEREAS, at Borrower's request, Banks are relying on Borrower's expectation that the Holiday Closing, Pleasant Company Closing and Loan Closing will occur on or before the dates set forth above, and Banks are not taking the steps necessary to continue providing financing to Borrower beyond August 16, 1996; and

     WHEREAS, Borrower and its financial advisors have prepared Projections (as defined hereinafter) and provided copies thereof to the Banks; and

     WHEREAS, Borrower has requested that Banks extend the July 20th date in the Loan Agreement to August 16, 1996 as provided herein to allow Borrower additional time to accomplish the Holiday Closing, Pleasant Company Closing and Loan Closing; and

     WHEREAS, Based on the foregoing, and subject to Borrower's compliance with all of the terms and conditions of the Loan Agreement as amended hereby, Banks are willing to grant an extension of the maturity date of the Revolving Credit Loans as provided herein.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

     a. Projections. As used herein and in the Loan Agreement, the term "Projections" shall mean the projections prepared by Borrower and its financial advisors, a copy of which is attached hereto as Exhibit A. The term "Projections" shall refer to Exhibit A hereto and shall not mean any updates prepared by Borrower without the Banks' written consent.

     b. Borrowing Base. "Borrowing Base" shall mean that amount equal to the sum of

           (a) eighty-five percent (85%) of Eligible Accounts Receivable; plus

           (b) (i) on the date hereof, sixty-nine percent (69%) of Eligible Inventory, (ii) at any time that the Holiday Closing has occurred, fifty percent (50%) of Eligible Inventory, or (iii) at any time that the Pleasant Company Closing or other sale of Borrower's Wilmot real estate has

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      occurred but the Holiday Closing has not occurred, sixty-nine percent
      (69%) of Eligible Inventory less an amount equal to the difference between the proceeds of the Pleasant Company Sale applied to the Revolving Credit Loans and $5,500,000; plus

           (c) (i) prior to the Pleasant Company Closing or closing on another sale of Borrower's Wilmot real estate, $5,500,000, and (ii) after such sale, $0;

           (d) prior to the earlier of (i) the later to occur of the Pleasant Company Closing or the Holiday Closing, or (ii) August 2, 1996, forty percent (40%) of In Transit Inventory, up to a maximum amount of $500,000 to be included in the Borrowing Base under this subsection (d). For purposes of this section 2.2, "In Transit Inventory" shall mean newly purchased inventory for which Borrower has paid the full purchase price of such inventory to the vendor thereof but has not yet received delivery of such inventory; provided that "In Transit Inventory" shall include only inventory which Borrower expects will be delivered in the ordinary course of business and shall exclude inventory which Borrower has reason to believe will not be delivered due to vendor failure, shipping error, casualty or otherwise. In Transit Inventory shall not be included in Eligible Inventory."

           c. Revolving Credit Commitment Termination Date. Section 1.87 of the Loan Agreement is amended to read as follows:

           "1.87 Revolving Credit Commitment Termination Date. "Revolving Credit Commitment Termination Date" shall mean the earlier of (a) the date of an Automatic Event of Default, (b) the date of an Other Event of Default not expressly waived in writing by the Banks, (c) August 2, 1996 if either the Pleasant Company Closing or the Holiday Closing has not occurred, or (d) August 16, 1996."

          d. Revolving Credit Notes. Section 1.90 of the Loan Agreement is amended to delete "June 28, 1996" and insert "July 19, 1996" in its place.

      2. Waiver. Banks temporarily waive the defaults previously disclosed to Banks under sections 7.1(i), 7.1(k), 7.1(l), 7.1(n), 7.1(w) and 8.1(m) of the
Loan Agreement for the period from the date hereof until August 16, 1996. The waiver does not extend beyond August 16, 1996, and Banks do not waive any other default or any increase in the level of noncompliance with sections 7.1(i), 7.1(k), 7.1(l), 7.1(n), 7.1(w) and 8.1(m) of the Loan Agreement, as amended. The Banks reserve the right to exercise any rights and remedies available to Agent or any Bank prior to the end of any waiver period if any other default comes to the




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

attention of Banks or if any information comes to the Banks' attention showing that Borrower's level of noncompliance with section 7.1(i), 7.1(k), 7.1(l), 7.1(n), 7.1(w) or 8.1(m) of the Loan Agreement is greater than that previously disclosed to Banks.

     3. The Revolving Credit Loans. Section 2.2(c) of the Loan Agreement is amended in its entirety to read as follows:

           "(c)  Limitations on Borrowing.

           (i) The maximum aggregate principal outstanding under the Revolving Credit Loans, including the amount of all unexpired letters of credit,

      shall not exceed the lesser of (A) (1) prior to the later of the Pleasant Company Closing and the Holiday Closing, $32,800,000 less any amounts applied to permanently reduce the Revolving Credit Facility pursuant to section 2.2(c)(ii)(A)(y) below, or (2) after the later of the Pleasant Company Closing and the Holiday Closing, $11,000,000, or (B) the Borrowing Base.

           (ii) (A) all Receipts and other proceeds of Collateral or Subsidiary Collateral shall be paid to Agent (x) in the case of inventory sold or accounts paid in the ordinary course of business, to reduce the outstanding balance of the Revolving Credit Facility subject to reborrowing on all of the terms and conditions hereof, and (y) in the case of any other proceeds of Collateral, including all proceeds of the Holiday Sale (and all loans to Borrower from Holiday) and all proceeds of the Pleasant Company Sale, in each case, net of the reasonable expenses of such sale, to permanently reduce the outstanding balance of the Revolving Credit Facility, (B) the amount advanced from time to time under the Revolving Credit Facility shall not be greater than the projections of borrowing requirements made by the Borrower and reflected in the Projections, and (C) no renewal or additional letters of credit shall be issued on behalf of Borrower.

      In addition to all other remedies available to Banks upon the occurrence of an Event of Default, the Banks shall not be obligated to make any advance if after such advance or issuance Borrower would not be in compliance with this section 2.2(c). In the event the amount outstanding under the Revolving Credit Facility (including the undrawn amount of all unexpired letters of credit) exceeds the amount permitted by this section 2.2(c), Borrower shall immediately repay the Revolving Credit Loans to comply with this section 2.2(c)."

      4. Use of Proceeds. Section 2.2(e) of the Loan Agreement is amended in its entirety to read as follows:

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           "(e)  Use of Proceeds.  Borrower shall use proceeds of the Revolving
      Credit Facility only in amounts and for purposes reflected in the Projections, and Borrower shall use such proceeds only for expenses incurred in the ordinary course of business, and in particular Borrower shall not use such proceeds for prepaid expenses or expenses in the category of "Contingency" on the Projections (other than reasonable expenses of the Holiday Sale and the Pleasant Company Sale), unless, in the case of any such expenditure for prepaid expenses, expenditure for Contingency or other expenditure outside of the ordinary course of business (other than reasonable expenses of the Holiday Sale and the Pleasant Company Sale), (a) the Pleasant Company Closing and the Holiday Closing have both occurred with the proceeds thereof paid to Agent pursuant to section 2.2(C)(ii)(A)(y), or (b) Borrower first receives the written consent of Agent."

      5. Notes. Section 2.2.2 of the Loan Agreement is amended in its entirety to read as follows:

           "2.2.2 Notes. The Revolving Loans are evidenced by five Revolving Credit Notes dated July 19, 1996 in the original aggregate principal amount of $32,800,000 payable to the order of the respective Banks."

      6. Consent to Sale. Banks' consent to the Pleasant Company sale is contingent upon the Pleasant Company Closing occurring on or before August 2, 1996 upon terms and conditions satisfactory to Banks, including but not limited to compliance with the terms and conditions previously disclosed to Banks and the payment of all proceeds to Banks. Banks' consent to the Holiday Sale is contingent upon the Holiday Closing occurring on or before August 2, 1996 upon terms and conditions satisfactory to Banks, including but not limited to compliance with the terms and conditions previously disclosed to Banks and the payment of all proceeds (including proceeds of any loans from Holiday) to Banks.

      7. Conditions to Amendment. This Sixteenth Amendment shall not be effective until it shall have been fully executed and delivered and all of the following have been delivered to Banks, executed as appropriate, in form and substance satisfactory to Banks:

      (a)  Revolving Credit Notes;

      (b)  Reaffirmation of Corporate Guaranty of GRS;

      (c)  Reaffirmation of Corporate Guaranty of GMO;

      (d) Closing Certificates with Corporate Resolutions for Borrower, GRS and GMO; and




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     (e) Legal opinion of Borrower's counsel as to the enforceability of this Sixteenth Amendment and the Reaffirmations of Corporate Guaranty delivered herewith.

     8. Continuation of Agreements. Except as expressly amended and modified herein, the Loan Agreement shall remain in full force and effect and except as expressly amended and modified herein, the Notes shall remain in full force and effect. All of the Collateral Documents, including but not limited to the Security Agreement, the Mortgage, the Collateral Pledge Agreement and Assignment of Security Interest, the Amended and Restated General Intangibles Mortgage, the Subsidiary Guaranties and the Subsidiary Security Documents shall remain in full force and effect as security for the Obligations, including but not limited to the Revolving Credit Notes dated July 19, 1996, and all of the Collateral and Subsidiary Collateral as defined in the Loan Agreement, the real estate encumbered by the Mortgage, the Subsidiary Notes, and the Stock of GRS and GMO, shall secure all of the Obligations, including but not limited to the Revolving Credit Notes dated July 19, 1996.

     9. Banks Not to Continue Financing. Borrower acknowledges that subject to the terms of the Loan Agreement as amended hereby, Banks have agreed to allow Borrower until August 2, 1996 to complete the Holiday Closing and the Pleasant Company Closing and until August 16, 1996 to complete the Replacement Loan Closing. Borrower has asked Banks not to pursue due diligence, underwriting or loan documentation, all of which would be necessary for Banks to continue financing beyond August 16, 1996. At Borrower's request, Banks are basing their actions on Borrower's anticipated payment in full of the Obligations on or before August 16, 1996. Payment in full of the Obligations shall include (and release of the liens and security interests of Banks shall be contingent on) either (a) surrender to Agent and cancellation of Letter of Credit No. STI01015, or (b) deposit with Agent of $60,000 to secure reimbursement of Bank for any amounts drawn under such letter of credit.

     10. Release of Secured Party. Each of Borrower, GRS and GMO hereby: (a) acknowledges that its obligations under the documents listed in section 8
hereof exist and are enforceable in accordance with their terms; and    (b)
releases and waives any and all existing claims, counterclaims and causes of action against Banks under the Loan Agreement, under any of the documents listed in section 8 hereof, or otherwise relating to the Borrower as borrower, GRS and GMO as subsidiaries of Borrower and guarantors, and Banks as lenders, and which (i) are known to Borrower, GRS or GMO on the date hereof, or (ii) exist on the date hereof based upon facts existing and known to Borrower, GRS or GMO on the date hereof.




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     11.  Expenses.  Borrower shall pay the reasonable legal fees and expenses of counsel for Bank One with respect to this Sixteenth Amendment and all related documentation and, in addition, the reasonable legal fees and expenses, not exceeding Five Thousand Dollars ($5,000) per Bank, for each of NBD, Harris, LaSalle and Firstar.

     12. Entire Agreement This Sixteenth Amendment, together with the Loan Agreement, as amended hereby, constitutes the entire agreement of the Banks and Borrower pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements of the Banks and Borrower, whether oral or written, other than the Loan Agreement, in connection therewith. This Sixteenth Amendment may be amended or modified only in writing, executed by all of the parties. This Sixteenth Amendment shall not constitute, nor shall it be deemed to constitute:

     (a) The commitment or agreement of Banks to extend credit in any amount in the future, except as provided in this Sixteenth Amendment or in the Loan Agreement as amended hereby;

     (b) an obligation on the part of any Bank to enter into any future amendment of the Loan Agreement;

     (c) except as expressly set forth herein and for the period provided herein, the waiver of any existing Event of Default or of any subsequent Event of Default under the Loan Agreement as amended hereby;

     (d) the waiver of any right or remedy available to Banks under the Loan Agreement or any of the Collateral Documents; or

     (e) the commitment, agreement or obligation of any Bank to delay the exercise of any right or remedy available to a Bank in the future.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BANK ONE, MILWAUKEE, NA



By ___________________________


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



LASALLE NATIONAL BANK



By ___________________________



FIRSTAR BANK MILWAUKEE, N.A.



By ___________________________


HARRIS TRUST AND SAVINGS BANK




By ___________________________


NBD BANK




By ___________________________



GANDER MOUNTAIN, INC.



By ___________________________



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


The undersigned have read the foregoing and agree to be bound by all of the terms and conditions contained therein except that the undersigned shall not be directly obligated on any of the Loans except as otherwise provided in the Loan Agreement as amended hereby, the Subsidiary Documents, the Subsidiary Guaranties or any other agreement to which Borrower, GRS or GMO is a party.
The undersigned reaffirm their respective guaranties of the Obligations.


GMO, INC.




By     ___________________________


GRS, INC.



By     ___________________________




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                             SIXTEENTH AMENDMENT TO

                                 THIRD AMENDED

                                  AND RESTATED

                                REVOLVING CREDIT

                                      AND

                              TERM LOAN AGREEMENT

                                 BY AND BETWEEN

                             GANDER MOUNTAIN, INC.,
                                  as Borrower

                                      AND

                            BANK ONE, MILWAUKEE, NA

                          FIRSTAR BANK MILWAUKEE, N.A.

                             LASALLE NATIONAL BANK,

                NBD BANK (formerly known as NBD BANK, N.A.), and

                         HARRIS TRUST AND SAVINGS BANK

                                    as Banks

                                      AND

                            BANK ONE, MILWAUKEE, NA,

                                    as Agent









                                 July 19, 1996